Exhibit 8(A)

PARTICIPATION AGREEMENT
among
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,
TIAA-CREF INSTITUTIONAL MUTUAL FUNDS, TEACHERS ADVISORS, INC. and
TEACHERS PERSONAL INVESTORS SERVICES, INC.

          THIS AGREEMENT, dated as of the _____ day of _____________, 2006, by and among Teachers Insurance and Annuity Association of America, a New York domiciled life insurance company (hereinafter the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the “Account”), TIAA-CREF Institutional Mutual Funds, a Delaware statutory trust (hereinafter the “Fund”), Teachers Advisors, Inc., a Delaware corporation (hereinafter, the “Adviser”), and Teachers Personal Investors Services, Inc., a Delaware corporation (hereinafter the “Underwriter”).

          WHEREAS, the shares of beneficial interests of the Fund are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;

          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”);

          WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

          WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker-dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”);

          WHEREAS, each Portfolio issues shares to the general public and to the separate accounts of insurance companies (“Participating Insurance Companies”) to fund variable annuity contracts sold to certain qualified pension and retirement plans;

          WHEREAS, the Company has issued or will issue certain individual and group annuity contracts designed to fund tax qualified pension plans under Internal Revenue Code Sections 401(a), 403(a), 403(b), 414(d) and 457, or certificates thereunder, set forth in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Contracts”);

          WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by resolution of the Board of Trustees of the Company, to set aside and invest assets attributable to the Contracts;

          WHEREAS, the Company intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts;

          WHEREAS, the Fund and the Underwriter know of no reason why shares in any Portfolio may not be sold to Participating Insurance Companies to fund variable annuity contracts sold to certain qualified pension and retirement plans; and

          WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (and classes thereof) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Portfolios, and classes thereof, to the Account at net asset value.

          NOW, THEREFORE, in consideration of their mutual promises, the Company, the Adviser, the Fund, and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

          1.1.           The Fund has granted to the Underwriter authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of the Designated Portfolios and classes thereof listed on Schedule B to this Agreement (the “Shares”). Pursuant to such authority and instructions, and subject to Article VIII hereof, the Underwriter agrees to make the Shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement and in accordance with the terms of the Fund’s prospectus. Notwithstanding the foregoing, the Fund may suspend or terminate the offering of Shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board of Trustees of the Fund (the “Board”) acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Designated Portfolio.

          1.2.           The Fund shall redeem, at the Company’s request, any full or fractional Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Shares attributable to Contract owners except in the circumstances permitted in Section 8.3 of this Agreement, and (ii) the Fund may suspend, postpone or delay redemption of Shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

          1.3.           The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for the Shares made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. E.T.) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request in accordance with Section 1.5 of this Agreement. The Company represents and warrants that all orders for the purchase and sale of Portfolio shares submitted to the Fund for execution at a price based on the net asset value of the Portfolio next computed after receipt by the Company on a particular Business Day, will have been received in good order by the Company prior to the time the Fund calculates its net asset value on that Business Day, in accordance with Rule 22c-1 under the 1940 Act. The Company represents that it will not aggregate orders received before the close of the NYSE with orders received at or after the close of the NYSE. The Company represents and warrants that its internal systems for processing and transmitting orders are suitably designed to prevent orders received at or after the close of the NYSE from being aggregated with orders received before the close of the NYSE.

           1.4.           The Company agrees to purchase and redeem the shares of each Fund in accordance with the provisions of such prospectus. Notwithstanding the foregoing, the Company’s obligations with respect to frequent trading and redemption fees are solely governed by Section 1.9.

           1.5.           The Company and the Underwriter each represent that it or its respective agent is a member of the National Securities Clearing Corporation (“NSCC”) and each agrees that the terms and conditions of NSCC membership shall be incorporated herein. Each party shall act directly or through its respective agent according to the duties of a NSCC member and the procedures established by the NSCC specifically with respect to the transmission and acceptance of electronic instructions for the purchase and redemption of Fund shares. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is received (Trade Date + 1). Payment shall be in federal funds transmitted through NSCC to the Fund by 4:00 p.m. (Eastern Time, either standard or daylight savings time, as applicable “ET”), provided that if commercial banks in New York, New York are authorized or required by law to close prior to 4:00 p.m. ET on any given Business Day, federal funds will be sent prior to 4:00 p.m. ET on the next succeeding Business Day. The Company will use NSCC to communicate to the Fund or its agent, the purchases and redemptions of shares of the Fund and will establish for the Company an omnibus account to hold the shares of the respective Fund(s). If the Company reasonably believes that it will not be able to submit orders to the Fund or its agent by Fund/SERV on Trade Date + 1 (received by the Fund or its agent at approximately 7:30 a.m. ET), the Company shall call the Fund’s or its agent’s NSCC Services Unit at (617) 483-7911 no later than 9:30 a.m. on Trade Date + 1 to provide the orders that cannot be transmitted via Fund/SERV. All such orders shall be aggregated and provided as a net purchase or redemption order by Fund. If possible, the Company shall submit such net orders via NSCC Cycle 12 (received by the Fund or its agent at approximately 10:00 a.m. E.T.); otherwise, the Company shall submit such net orders via facsimile to (781) 796-2849 not later than 10:00 a.m. ET on Trade Date + 1. If payment in federal funds for any purchase is not received or is received by the Fund after 4:00 p.m. ET on such Business Day, the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. If the Fund does not receive the funds by the designated time the Underwriter reserves the right to cancel the purchase and the Company will be responsible for any losses incurred. Underwriter or its agent will transmit proceeds for redemption requests by 1:00 p.m. on Trade Date + 1; provided, however, Underwriter or its agent reserves the right to settle redemption transactions within the time period set forth in the applicable Fund’s then-current prospectus.

           1.6.           Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

          1.7.           The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income, dividends, or capital gain distributions payable on any Shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such income, dividends, and capital gain distributions as are payable on any Shares in the form of additional Shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such income, dividends, and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Shares so issued as payment of such dividends and distributions.

          1.8.           The Fund shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. ET) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. ET. Any material error (as determined by SEC guidelines) in the calculation or reporting of the closing net asset value per Share shall be reported immediately upon discovery to the Company. In such event, the Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct closing net asset value per Share and the Fund shall bear the cost of correcting such errors. Any error of a lesser amount shall be corrected in the next Business Day’s net asset value per Share. In the event the Fund is unable to make the 7:00 p.m. E.T. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset value available to the Company.

          1.9.           The Company acknowledges that, if it offers Funds that assess redemption fees and its customers hold accounts that are not exempt from such fee, it has in place the policies, procedures and internal controls suitably designed to assess the fees from any such account whose shares are subject to the fee and agrees to assess the fees and forward the fee to the Funds or advise the Underwriter of any orders subject to the fee at the time of the redemption so the Underwriter can properly assess the fee. At such time as Rule 22c-2 of the 1940 Act becomes effective, the Company agrees to provide, promptly upon request by the Underwriter, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares held through an account with the Company, and the amount and dates of such Contract owners purchases, redemptions, transfers, and exchanges. Additionally, upon Underwriter’s request, the Company agrees to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has been identified by Underwriter as having engaged in transactions of Fund shares (directly or indirectly through the Company’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund, to the extent permitted by applicable law.

          1.10.         The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II. Representations and Warranties

          2.1.           The Company represents and warrants that the Contracts (i)(a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act and (ii) are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code, that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Fund as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Contracts. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New York insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

          2.2.           The Fund represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Adviser, or the Underwriter.

          2.3.           The Fund and the Underwriter agree to comply with any applicable state insurance laws or regulations (including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, and including cooperating with the Company in any filings of sales literature for the Contracts), to the extent notified thereof in writing by the Company.

          2.4.           The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act. The Fund represents and warrants that it is or prior to the date of this Agreement will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          2.5.           The Underwriter represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is authorized to enter into and perform this Agreement as principal underwriter for the Fund. The Underwriter represents and warrants that it is in material conformity with all applicable federal and state laws and related regulations, is a member in good standing of the NASD, and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

          2.6.           The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

          2.7.           Adviser represents and warrants that it is authorized to enter into and perform this Agreement, and is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ARTICLE III. Prospectuses and Proxy Statements; Voting

          3.1.           The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Fund or the Underwriter shall bear the expense of printing copies of the current prospectus and profiles for the Fund that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund’s prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund’s or Underwriter’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document (such printing of the Fund’s prospectus and profiles for existing Contract owners to be at the Fund’s or Underwriter’s expense).

          3.2.           The Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide such quantity of copies of such SAI as requested free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

          3.3.           The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

          3.4.           The Fund, at its or the Underwriter’s expense, shall provide the Company with copies of its proxy materials, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund to enable it to solicit instructions from Contract owners, to the extent required by law. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners in an orderly manner.

3.5.	The Company shall:

	(i)	solicit voting instructions from Contract owners;

	(ii)	vote the Shares in accordance with instructions received from Contract owners; and

	(iii)	vote Shares for which no instructions have been received in the same proportion as Shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Shares held in any segregated asset account in the same proportion as Shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

ARTICLE IV. Sales Material and Information

          4.1.           The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee. The Fund or its designee will be deemed to have approved such sales literature or promotional material unless the Fund or its designee objects or provides comments to the Company within ten Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

          4.2.           The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

          4.3.           The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comments to the Fund, the Underwriter, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

          4.4.           The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

          4.5.           The Fund will provide to the Company at least one complete copy of all registration statements, profiles, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

          4.6.           The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

          4.7.           The Fund will provide the Company with as much notice as is reasonably practicable of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Portfolio used by an Account. The Fund will work with the Company so as to enable the Company to make changes to its prospectus or registration statement, in an orderly manner.

          4.8.           For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

          5.1.           All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

          5.2.           The Company shall bear the expenses of distributing the Fund’s prospectus to owners of Contracts issued by the Company and of distributing the Fund’s proxy materials and reports to such Contract owners.

          5.3.           The Underwriter shall pay no fee or other compensation to the Company under this Agreement. The Company may, however, receive an administrative fee from the Adviser pursuant to a separate agreement between the Adviser and the Company for administrative services performed by the Company.

          5.4           All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter. All expenses incident to performance by the Company under this Agreement shall be paid by the Company.

ARTICLE VI. Indemnification

          6.1           Indemnification By the Company

                          6.1(a). The Company agrees to indemnify and hold harmless each of the Fund, the Adviser and the Underwriter and each of its respective trustees/directors and officers, and each person, if any, who controls the Fund, the Adviser or the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements that:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact regarding the Fund, Adviser, Underwriter or any Portfolio contained in the registration statement or profile or prospectus or SAI or sales literature of the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter, Adviser, or the Fund for use in the registration statement, profile, prospectus or SAI for the Contracts or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)          arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature not supplied by the Company, or persons under its control) or wrongful conduct of the Company, or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)          arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

                         6.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

                         6.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                         6.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

          6.2.         Indemnification by the Underwriter and Adviser

                         6.2(a). The Underwriter and Adviser agree to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter and Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements that:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter, Adviser, or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)          arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter, Adviser, or persons under their control) or wrongful conduct of the Fund or the Underwriter, the Adviser, or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)         arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund, the Underwriter, or the Adviser; or

(iv)         arise as a result of any failure by the Fund, the Underwriter, or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.4 of this Agreement); or

(v)          arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Underwriter, or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, the Underwriter, or the Adviser; or

(vi)          arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

                         6.2(b). The Underwriter and Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

                         6.2(c). The Underwriter and Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter and the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter and Adviser of any such claim shall not relieve the Underwriter and the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter and the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Underwriter and the Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter or the Adviser to such party of the Underwriter’s or the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter or Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                         6.2(d). The Indemnified Party will promptly notify the Underwriter and the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

          6.3.         The terms of Article VI will survive termination of this Agreement.

ARTICLE VII. Applicable Law

          7.1.         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

          7.2.         This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII.           Termination

8.1.	This Agreement shall continue in full force and effect until the first to occur of:

	(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by 120 days’ advance written notice delivered to the other parties; or

(b)
termination by the Company, upon the Fund’s, Adviser’s or Underwriter’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written notice of such breach is delivered to the Fund, Adviser or Underwriter, as applicable; or

(c)
termination by the Company by written notice to the Fund, the Adviser, and the Underwriter based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(d)
At the option of the Company in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code or under any successor or similar provision, or if the Company reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the Fund;

(e)
termination by the Company by written notice to the Fund, the Adviser, and the Underwriter in the event any of the Shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(f)
termination by the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser, or the Underwriter by the NASD, the SEC, or any state securities or insurance department, or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Adviser, or the Underwriter to perform its obligations under this Agreement; or

(g)
termination by the Company by written notice to the Fund, the Adviser, and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company upon any substitution of the shares of another investment company or series thereof for Shares in accordance with the terms of the Contracts, provided that the Company has given at least 45 days’ prior written notice to the Fund, the Adviser, and the Underwriter of the date of substitution; or

(i)
termination by the Fund, Adviser or the Underwriter, upon the Company’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Fund, Adviser or Underwriter, as applicable, within ten days after written notice of such breach is delivered to the Company; or

(j)
termination by the Fund, Adviser or the Underwriter, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon notice to the Company; or

(k)
termination by the Fund, the Adviser, or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner, or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Shares; provided, however, that the Fund, the Adviser, or the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(l)
termination by the Fund, the Adviser, or the Underwriter by written notice to the Company, if the Fund, the Adviser, or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

          8.2.           Notwithstanding any termination of this Agreement, the Fund, the Adviser, and the Underwriter shall, at the option of the Company, continue to make available additional Shares pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Underwriter or Adviser requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the Shares. The Underwriter and/or Adviser agree to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and/or the Adviser and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund, and/or invest in the Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 8.2 shall not apply to any terminations under Section 8.1(h) of this Agreement.

          8.3.           The Company shall not redeem Shares attributable to the Contracts (as opposed to Shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) upon 45 days’ prior written notice to the Fund, the Adviser, and Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund, the Adviser, and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund, the Adviser, or the Underwriter 45 days’ notice of its intention to do so.

          8.4.           Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE IX. Notices

          Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, New York 10017
Attention: Padel Lattimer

If to the Company:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Paul Van Heest, Vice President

If to the Underwriter:

Teachers Personal Investors Services, Inc.
730 Third Avenue
New York, New York 10017
Attention: Janice Carnicelli

If to the Adviser:

Teachers Advisors, Inc.
730 Third Avenue
New York, New York 10017
Attention: Janice Carnicelli

ARTICLE X. Miscellaneous

          10.1.         All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule B hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents, or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

          10.2.         Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

          10.3.         The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          10.4.         This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          10.5.         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          10.6.         Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the New York variable annuity laws and regulations and any other applicable law or regulations.

          10.7.         The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          10.8.         This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, ON BEHALF OF ITSELF AND EACH SEGREGATED ASSET ACCOUNT SET FORTH ON SCHEDULE A

By its authorized officer

By:
Name:
Title:
Date:

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS

By its authorized officer

By:
Name:
Title:
Date:

TEACHERS PERSONAL INVESTORS SERVICES, INC.

By its authorized officer

By:
Name:
Title:
Date:

TEACHERS ADVISORS, INC.

By its authorized officer

By:
Name:
Title:
Date:

SCHEDULE A

Separate Accounts Of The Company

TIAA Separate Account VA-3

Dated: ______________, 2006

Schedule B

Designated Portfolios And Classes

	TIAA-CREF Institutional Mutual Funds	Ticker Symbol

1	International Equity - Institutional Class	TIIEX
2	Growth & Income - Institutional Class	TIGRX
3	Large-Cap Value - Institutional Class	TRLIX
4	Social Choice Equity - Institutional Class	TISCX
5	Mid-Cap Growth - Institutional Class	TRPWX
6	Mid-Cap Value - Institutional Class	TIMVX
7	Small-Cap Equity - Institutional Class	TISEX
8	International Equity Index - Institutional Class	TCIEX
9	Large-Cap Growth Index - Institutional Class	TILIX
10	S&P 500 Index - Institutional Class	TISPX
11	Equity Index - Institutional Class	TIEIX
12	Large-Cap Value Index - Institutional Class	TILVX
13	Mid-Cap Growth Index - Institutional Class	TIMGX
14	Mid-Cap Blend Index - Institutional Class	TRBDX
15	Mid-Cap Value Index - Institutional Class	TMVIX
16	Small-Cap Growth Index - Institutional Class	TISGX
17	Small-Cap Blend Index - Institutional Class	TISBX
18	Small-Cap Value Index - Institutional Class	TISVX
19	Real Estate Securities - Institutional Class	TIREX
20	Bond Fund - Institutional Class	TIBDX
21	Inflation Linked Bond - Institutional Class	TIILX
22	Money Market - Institutional Class	TCIXX
23	Large-Cap Growth - Institutional Class	TILGX
24	Managed Allocation II - Institutional Class	TIMIX
25	High Yield Bond II - Institutional Class	TIHYX
26	Bond Plus II - Institutional Class	TIBFX
27	Short Term Bond II - Institutional Class	TISIX
28	Lifecycle Fund 2010 - Institutional Class.	TCTIX
29	Lifecycle Fund 2015 - Institutional Class.	TCNIX
30	Lifecycle Fund 2020 - Institutional Class	TCWIX
31	Lifecycle Fund 2025 - Institutional Class.	TCYIX
32	Lifecycle Fund 2030 - Institutional Class.	TCRIX
33	Lifecycle Fund 2035 - Institutional Class.	TCIIX
34	Lifecycle Fund 2040 - Institutional Class	TCOIX

Dated: ______________, 2006